Exhibit 99.1
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                            CERTIFICATION PURSUANT TO
                               18 U.S.C. ss. 1350,
                             AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002


In connection with the Quarterly Report of Rubicon Medical Corporation (the "Company") on Form 10-QSB for the period ending March 31, 2003, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Richard J. Linder, President/Chief Executive Officer of the Company, certify, pursuant to 18 U.S.C. ss. 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of my knowledge and belief:


         (1) the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

         (2)  the information  contained in the Report fairly  presents,  in all
              material   respects,   the  financial   condition  and  result  of
              operations of the Company.

Dated:  May 13, 2003                     By  /s/ Richard J. Linder
                                         ----------------------------------
                                         Richard J. Linder
                                         President / Chief Executive Officer
                                         (Principal Executive Officer)


A signed original of this written statement required by Section 906 of the Sarbanes-Oxley Act has been furnished to Rubicon Medical Corporation and will be retained by Rubicon Medical Corporation and furnished to the Securities and Exchange Commission or its staff upon request.